Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002, AS AMENDED

In connection with the Quarterly Report on Form 10-Q of Annexon, Inc. (the “Company”) for the quarter ended June 30, 2026 (the “Report”) filed with the Securities and Exchange Commission on the date hereof, Douglas Love, President and Chief Executive Officer of the Company, and Jennifer Lew, Executive Vice President and Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, as amended, that:

1.
The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
2.
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 12, 2026	/s/ Douglas Love
Douglas Love, Esq.
President and Chief Executive Officer (Principal Executive Officer)

Date: August 12, 2026	/s/ Jennifer Lew
Jennifer Lew
Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)